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                                   WM TRUST I
                                   WM TRUST II
                  WM STRATEGIC ASSET MANAGEMENT PORTFOLIOS, LLC
                      AMENDED AND RESTATED MULTI-CLASS PLAN
                         (Effective Date March 1, 2006)

     WHEREAS, the Board of Trustees of each of (i) WM Trust I, (ii) WM Trust II and (iii) WM Strategic Asset Management Portfolios, LLC, each a Massachusetts business trust (together, the "Trusts"), has considered the following Amended and Restated Multi-Class Plan (the "Plan"), amending and restating in its entirety the plans adopted by the Trusts pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), under which the Trusts, respectively, may offer multiple classes of shares of their now existing and hereafter created series; and

     WHEREAS, a majority of the Trustees of the Trusts and a majority of the Trustees who are not interested persons of the Trusts ("Independent Trustees") have found the Plan, as proposed, including the expense allocations thereunder, to be in the best interests of each class individually and of each Fund (as defined below) and each of the Trusts as a whole;

     NOW, THEREFORE, each of the Trusts hereby approves and adopts the following Plan pursuant to Rule 18f-3(d) under the 1940 Act.

FEATURES OF THE CLASSES

     Each now existing and hereafter created series (each a "Fund") of the Trusts is authorized to issue from time to time its shares of beneficial interest in six classes: Class A shares, Class B shares, Class C shares, Class I shares, Class R-1 shares, and Class R-2 shares. Each class is subject to such investment minimums and other conditions of eligibility as are set forth in the Trusts' prospectus or prospectuses as from time to time in effect (together with all relevant Statements of Additional Information, the "Prospectus"). Each Fund offers such classes of shares to such classes of persons as are set forth in the Prospectus.

     Shares of each class of a Fund shall represent an equal pro rata interest in such Fund and, generally, shall have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 4 below; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

     In addition, Class A, Class B, Class C, Class I, Class R-1 and Class R-2 shares shall have the features described below. These features are subject to change, to the extent permitted by law and by (i) the Declaration of Trust and By-laws of WM Trust I, (ii) the Master Trust Agreement and By-laws of WM Trust II and (iii) the LLC Operating Agreement and By-laws of WM Strategic Asset Management Portfolios, LLC, each as from time to time in effect, by action of the Board of Trustees of the Trusts.

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SALES CHARGE STRUCTURE

INITIAL SALES CHARGE. CLASS A AND CLASS C SHARES OF THE "NON-MONEY FUNDS," WHICH ARE THE FUNDS OTHER THAN THE MONEY MARKET FUND SERIES OF WM TRUST I AND THE CALIFORNIA MONEY FUND SERIES OF WM TRUST II (THE "MONEY FUNDS"), ARE OFFERED AT A PUBLIC OFFERING PRICE THAT IS EQUAL TO THEIR NET ASSET VALUE ("NAV") PLUS AN INITIAL SALES CHARGE EXPRESSED AS A PERCENTAGE OF THE NAV PER SHARE, AS DESCRIBED IN THE PROSPECTUS. CLASS A AND CLASS C SHARES OF MONEY FUNDS ARE OFFERED AT THEIR NAV, WITHOUT AN INITIAL SALES CHARGE.

     The initial sales charge on Class A and Class C shares is subject to reduction or waiver as permitted by Rule 22d-1 under the 1940 Act, as described in the Prospectus.

     The exact terms and conditions of any initial sales charge applicable to Class A and Class C shares, which may vary among Funds, will be as described in the Prospectus.

     Class B, Class I, Class R-1 and Class R-2 shares of the Funds are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE. A CONTINGENT DEFERRED SALES CHARGE (A "CDSC") MAY BE IMPOSED ON CLASS A, CLASS B OR CLASS C SHARES UNDER CERTAIN CIRCUMSTANCES, AS DESCRIBED IN THE PROSPECTUS. HOWEVER, NO CDSC IS IMPOSED IF THE SHARES REDEEMED HAVE BEEN ACQUIRED THROUGH THE REINVESTMENT OF NET INVESTMENT INCOME OR CAPITAL GAINS DISTRIBUTIONS OR IF THE AMOUNT REDEEMED IS DERIVED FROM INCREASES IN THE VALUE OF THE ACCOUNT ABOVE THE AMOUNT OF PURCHASE PAYMENTS SUBJECT TO A CDSC. IN DETERMINING WHETHER A CDSC IS PAYABLE, A FUND WILL FIRST REDEEM SHARES NOT SUBJECT TO A CDSC. THEREAFTER, TO DETERMINE THE APPLICABILITY AND RATE OF ANY CDSC, IT WILL BE ASSUMED THAT SHARES REPRESENTING THE REINVESTMENT OF DIVIDENDS AND CAPITAL GAIN DISTRIBUTIONS ARE REDEEMED FIRST AND SHARES HELD FOR THE LONGEST PERIOD OF TIME ARE REDEEMED NEXT.

     Class A shares of Non-Money Funds that are purchased without an initial sales charge or with a reduced initial sales charge and that are redeemed within two years of their purchase may, under certain circumstances, be subject to a CDSC of up to 1 % of the redemption amount to which the CDSC applies, with the percentage declining eventually to zero the longer the shares are held, as described in the Prospectus.

     Class B shares that are redeemed within up to six years from purchase are subject to a CDSC of up to 5 % of the redemption amount to which the CDSC applies, with the percentage declining eventually to zero the longer the shares are held, as described in the Prospectus.

     Class C shares that are redeemed within one year of purchase are subject to a CDSC of up to 1% of the redemption amount to which the CDSC applies, as described in the Prospectus.

     As permitted by Rule 6c-10 under the 1940 Act and as described in the Prospectus, the CDSC otherwise applicable to Class A, Class B and Class C shares is subject to reduction or waiver in connection with particular classes of transactions provided the conditions in Rule 22d-1 under the 1940 Act are satisfied.

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     The exact terms and conditions of any CDSC applicable to Class A, Class B or Class C shares, which may vary among Funds, are as described in the Prospectus.

     Class I, Class R-1, and Class R-2 shares of each Fund are not subject to a CDSC.

SERVICE, DISTRIBUTION AND ADMINISTRATIVE FEES

SERVICE AND DISTRIBUTION FEES. CLASS A, CLASS B, CLASS C, CLASS R-1 AND CLASS R-2 SHARES PAY WM FUNDS DISTRIBUTOR, INC. (TOGETHER WITH ANY OTHER DISTRIBUTOR OF SHARES OF THE FUNDS FROM TIME TO TIME, THE "DISTRIBUTOR") FEES FOR SERVICES RENDERED AND EXPENSES BORNE IN CONNECTION WITH PERSONAL SERVICES RENDERED TO SHAREHOLDERS OF THAT CLASS AND THE MAINTENANCE OF SHAREHOLDER ACCOUNTS ("SERVICE FEES"). CLASS A, CLASS B, CLASS C, CLASS R-1 AND CLASS R-2 SHARES OF EACH FUND PAY SERVICE FEES OF UP TO 0.25 % PER ANNUM OF THE AVERAGE DAILY NET ASSETS OF SUCH FUND ATTRIBUTABLE TO SUCH CLASS, AS DESCRIBED IN THE PROSPECTUS. IN ADDITION, CLASS B, CLASS C, CLASS R-1 AND CLASS R-2 SHARES PAY THE DISTRIBUTOR FEES IN CONNECTION WITH THE DISTRIBUTION OF SHARES OF SUCH CLASS ("DISTRIBUTION FEES"). CLASS B AND CLASS C SHARES OF EACH FUND PAY A DISTRIBUTION FEE OF UP TO
0.75 % PER ANNUM OF THE AVERAGE DAILY NET ASSETS OF SUCH FUND ATTRIBUTABLE TO SUCH CLASS, AS DESCRIBED IN THE PROSPECTUS. CLASS R-1 AND CLASS R-2 SHARES OF EACH FUND PAY A DISTRIBUTION FEE OF UP TO 0.55 % AND 0.30% PER ANNUM OF THE AVERAGE DAILY NET ASSETS OF SUCH FUND ATTRIBUTABLE TO SUCH CLASS, RESPECTIVELY, AS DESCRIBED IN THE PROSPECTUS. ALL OF THE FEES DESCRIBED IN THIS PARAGRAPH (TOGETHER, "12B-1 FEES") ARE PAID PURSUANT TO PLANS ADOPTED FOR EACH CLASS PURSUANT TO RULE L2B-1 UNDER THE 1940 ACT.

ADMINISTRATION FEES. EACH FUND PAYS WM ADVISORS, INC. FEES PURSUANT TO AN INVESTMENT MANAGEMENT AGREEMENT, WHICH MAY BE AMENDED OR REPLACED FROM TIME TO TIME, FOR INVESTMENT MANAGEMENT SERVICES; A PORTION OF THE FEE MAY BE ALLOCATED TO WM SHAREHOLDER SERVICES, INC. FOR ADMINISTRATIVE SERVICES TO PROVIDE OR PROCURE SUCH SERVICES AS CUSTODY, ACCOUNTING, LEGAL AND PRINTING SERVICES (THE PORTION OF THE FEE ALLOCATED TO SUCH ADMINISTRATIVE SERVICES, THE "ADMINISTRATION FEES"). CLASS A, CLASS B, CLASS C, CLASS I, CLASS R-1 AND CLASS R-2 SHARES OF EACH FUND WILL PAY THEIR RESPECTIVE ALLOCABLE SHARE OF ADMINISTRATION FEES INCURRED BY SUCH FUND, BASED ON THE AVERAGE DAILY NET ASSET VALUE OF SUCH FUND ATTRIBUTABLE TO SUCH CLASS.

TRANSFER AGENCY FEES. EACH CLASS OF SHARES OF EACH FUND PAYS WM SHAREHOLDER SERVICES, INC. FEES PURSUANT TO A TRANSFER AGENT CONTRACT, WHICH MAY BE AMENDED OR REPLACED FROM TIME TO TIME, FOR SERVICES TO PROVIDE OR PROCURE SUCH SERVICES AS TRANSFER AGENCY SERVICES (THE "TRANSFER AGENT FEES"). CLASS A, CLASS B, CLASS C, CLASS I, CLASS R-1 AND CLASS R-2 SHARES OF EACH FUND WILL PAY THEIR RESPECTIVE TRANSFER AGENT FEES (FOR MOST SERVICES, CURRENTLY ON A PER ACCOUNT BASIS AT DIFFERENT RATES FOR DIFFERENT CLASSES OF DIFFERENT FUNDS, TOGETHER WITH CERTAIN OUT-OF-POCKET EXPENSES), BASED ON THE INCURRENCE OF TRANSFER AGENT FEES ATTRIBUTABLE IN THE AGGREGATE TO EACH SUCH CLASS OF SUCH FUND.

PLAN RECORDKEEPING/ADMINISTRATION FEES. CLASS R-1 AND CLASS R-2 SHARES OF EACH FUND MAY PAY WM FUNDS DISTRIBUTOR, INC. OR ITS AFFILIATES FEES PURSUANT TO A PLAN

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RECORDKEEPING/ADMINISTRATION AGREEMENT, WHICH MAY BE AMENDED OR REPLACED FROM
TIME TO TIME, FOR SERVICES TO PROVIDE OR PROCURE SUCH SERVICES AS RECORDKEEPING AND/OR ADMINISTRATIVE SERVICES FOR QUALIFIED RETIREMENT PLANS (THE " PLAN RECORDKEEPING/ADMINISTRATION FEES"). CLASS R-1 AND CLASS R-2 SHARES OF EACH FUND WILL PAY THEIR RESPECTIVE PLAN RECORDKEEPING/ADMINISTRATION FEES, BASED ON THE INCURRENCE OF PLAN RECORDKEEPING/ADMINISTRATION FEES ATTRIBUTABLE IN THE AGGREGATE TO EACH SUCH CLASS OF SUCH FUND.

ALLOCATION OF INCOME AND EXPENSES

CLASS A, CLASS B, CLASS C, CLASS I, CLASS R-1 AND CLASS R-2 SHARES PAY THE EXPENSES ASSOCIATED WITH THEIR DIFFERENT DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS. EACH CLASS PAYS ITS RESPECTIVE ALLOCABLE SHARE OF ADMINISTRATION FEES. EACH CLASS PAYS ITS RESPECTIVE TRANSFER AGENT FEES. EACH CLASS MAY, AT THE TRUSTEES' DISCRETION, ALSO PAY A DIFFERENT SHARE OF OTHER EXPENSES (TOGETHER WITH L2B-1 FEES, ADMINISTRATION FEES AND TRANSFER AGENT FEES, "CLASS EXPENSES"), NOT INCLUDING ADVISORY FEES OR OTHER EXPENSES RELATED TO THE MANAGEMENT OF THE TRUST'S ASSETS, IF THESE EXPENSES ARE ACTUALLY INCURRED IN A DIFFERENT AMOUNT BY THAT CLASS, OR IF THE CLASS RECEIVES SERVICES OF A DIFFERENT KIND OR TO A DIFFERENT DEGREE THAN OTHER CLASSES.

THE GROSS INCOME OF EACH FUND GENERALLY SHALL BE ALLOCATED TO EACH CLASS ON THE BASIS OF NET ASSETS. TO THE EXTENT PRACTICABLE, CERTAIN EXPENSES (OTHER THAN CLASS EXPENSES AS DEFINED ABOVE, WHICH SHALL BE ALLOCATED MORE SPECIFICALLY) SHALL BE SUBTRACTED FROM THE GROSS INCOME ON THE BASIS OF THE NET ASSETS OF EACH CLASS OF THE FUND. THESE EXPENSES INCLUDE:

EXPENSES INCURRED BY EACH OF THE TRUSTS (INCLUDING, BUT NOT LIMITED TO, FEES OF TRUSTEES, INSURANCE AND LEGAL COUNSEL) NOT ATTRIBUTABLE TO A PARTICULAR FUND OR TO A PARTICULAR CLASS OF SHARES OF A FUND ("TRUST EXPENSES"); AND

EXPENSES INCURRED BY A FUND NOT ATTRIBUTABLE TO ANY PARTICULAR CLASS OF THE FUND'S SHARES (FOR EXAMPLE, ADVISORY FEES, CUSTODIAL FEES OR OTHER EXPENSES RELATING TO THE MANAGEMENT OF THE FUND'S ASSETS) ("FUND EXPENSES").

     Expenses of a Fund shall be apportioned to each class of shares depending on the nature of the expense item. Trust Expenses and Fund Expenses shall be allocated among the classes of shares based on their relative net asset values in relation to the net asset value of the relevant Trust or the Fund, as appropriate. Class Expenses shall be allocated to the particular class to which they are attributable. In addition, certain expenses may be allocated differently if their method of imposition changes. Thus, if a Class Expense can no longer be attributed to a class, it shall be charged to a Fund for allocation among classes, as determined by the Board of Trustees. Any additional Class Expenses not specifically identified above which are subsequently identified and determined to be properly allocated to one class of shares shall not be so allocated until approved by the Board of Trustees of the Trusts in light of the requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code").

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EXCHANGE PRIVILEGES

     Shareholders may exchange shares of one class of a Fund for shares of the same class offered by another Fund or by certain other mutual funds from time to time advised by WM Advisors, Inc., as described in the Prospectus and provided that the exchange is made in states where the shares being acquired upon exchange are properly registered. An exchange shall be made at net asset value without the imposition of any CDSC upon the exchange and, except as otherwise described in the Prospectus, without the imposition of any sales charge upon the exchange. The applicability and rate of any CDSC with respect to a subsequent redemption of shares acquired upon an exchange will be determined as described in the prospectus. The exact terms and conditions of an exchange, which may vary among the Funds, will be as described in the Prospectus.

CONVERSION FEATURES

     Class B shares of each Fund will convert, after they are held for approximately eight years from purchase, at net asset value without the imposition of any CDSC or sales charge upon the conversion, into Class A shares of the same Fund, which thereafter will be subject to the fees charged to Class A shares. The exact terms and conditions of a conversion will be as described in the Prospectus. No other conversion features exist between classes of shares of the Funds.

SPECIAL PROVISIONS FOR CARRY-OVER SHARES

     In the case of Class A and Class B shares issued in connection with the eight separate Agreements and Plans of Reorganization (the "Reorganization Plans") between (i) Composite Bond & Stock Fund, Inc., Composite Equity Series, Inc., on behalf of its sole series Composite Growth & Income Fund, Composite Northwest Fund, Inc., Composite Income Fund, Inc., Composite U.S. Government Securities, Inc., Composite Tax-Exempt Bond Fund, Inc., Composite Cash Management Company, on behalf of its series Money Market Portfolio, and Composite Cash Management Company, on behalf of its series Tax-Exempt Portfolio (the "Prior Funds"), and (ii) WM Trust I (as formerly known as The Composite Funds), on behalf of, respectively, its series Bond & Stock Fund (as formerly known as Composite Bond & Stock Fund), Growth & Income Fund (as formerly known as Composite Growth & Income Fund), Northwest Fund (as formerly known as Composite Northwest Fund, Income Fund), Income Fund (as formerly known as Composite Income Fund), U.S. Government Securities Fund (as formerly known as Composite U.S. Government Securities Fund), Tax-Exempt Bond Fund (as formerly known as Composite Tax-Exempt Bond Fund), Money Market Fund (as formerly known as Composite Money Market Fund), and Tax-Exempt Money Market Fund (as formerly known as Composite Tax-Exempt Money Market Fund), or issued upon any subsequent exchange thereof, the terms and conditions of any CDSC, exchange or conversion features applicable to such shares shall be no less favorable than the ones applicable to the Class A and Class B shares of the respective Prior Fund, as described in the prospectus or prospectuses of the Prior Funds as in effect from time to time prior to the consummation of the Reorganization Plans. In addition, for purposes of calculating any CDSC or making any conversion, shares issued in connection with the above-referenced or any other acquisition of the assets of a mutual fund shall be deemed to have been purchased on the same dates as the corresponding shares of the acquired mutual fund.